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                                                                     EXHIBIT 5.4

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS - PATENT & TRADE-MARK AGENTS

                                             Suite 2600, Three Bentall Centre
                                             P.O. Box 49314
                                             595 Burrard Street
                                             Vancouver, British Columbia, Canada
                                             V7X 1L3

                                             Telephone: 604.631.3300
                                             Facsimile: 604.631.3309
                                             www.blakes.com

November 10, 2003


Sierra Wireless, Inc.
13811 Wireless Way
Richmond, British Columbia
V6V 3A4


Dear Ladies and Gentlemen:


     RE: SIERRA WIRELESS, INC. REGISTRATION STATEMENT ON FORM F-10
         (NO. 333-110219)


     We have acted as Canadian counsel to Sierra Wireless, Inc. (the "Company") in connection with the filing of a registration statement on Form F-10, as amended (the "Registration Statement"), with the Securities and Exchange Commission for the registration of the Company's common shares.

     In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                      Yours truly,

                                      "BLAKE, CASSELS & GRAYDON LLP"

        Blake, Cassels & Graydon LLP is a limited liability partnership under the laws of Ontario

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